UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 4, 2011


                              CINDISUE MINING CORP.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    000-54390                27-1662466
(State or Other Jurisdiction         (Commission             (IRS Employer
     of Incorporation)               File Number)         Identification Number)

                        11255 Tierrasanta Blvd., Unit 78
                               San Diego, CA 92124
               (Address of Principal Executive Offices, Zip Code)

       Registrant's telephone number, including area code: (858)278-1166

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17
    CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to Cindisue Mining Corp., a Delaware corporation, unless otherwise stated.

ITEM 8.01 OTHER EVENTS

The Company has completed the Phase 1 study of its Ford 1-4 Mineral Claim in Esmeralda County, Nevada.

Phase 1 consisted of mobile metal ion (MMI) soil sampling, proprietary IONIC Leach (IL) digestion and induction coupled plasma (ICP) analysis. The Phase 1 work involved a total of 45 grid controlled MMI soil samples.

The Phase 1 data rendered poor results. It is not likely that further study of the claim will yield any better result. Management, with the prime objective of maximizing shareholder value, is considering the options of obtaining additional funds to seek additional claims for exploration or an outright sale of the company.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Cindisue Mining Corp.


Date: October 4, 2011       By: /s/ Donovan L. Cooper
                                ------------------------------------------------
                                Donovan L. Cooper, President,
                                Chief Executive Officer, Chief Financial Officer and Sole Director

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